EXHIBIT 2.5
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                      AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF APRIL 10, 1998

                                  BY AND AMONG

                            OEI INTERNATIONAL, INC.,

                              W-I ACQUISITION, INC.

                               W-INDUSTRIES, INC.

                                       AND

                                ITS STOCKHOLDERS

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                             AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made as of April 10, 1998, among OEI International, Inc., a Delaware corporation ("OEI"), W-I Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of OEI ("NEWCO"), W-Industries, Inc., a Texas corporation (the "COMPANY"), and the persons listed on the signature pages of this Agreement under the caption "STOCKHOLDERS" (collectively, the "STOCKHOLDERS," and each of them, individually, a "STOCKHOLDER").

                                    PRELIMINARY STATEMENTS

        The parties to this Agreement wish to effect a business combination pursuant to which:

                       (i) Newco will merge into the Company (the "MERGER") on
               the terms and subject to the conditions of this Agreement;

                       (ii) OEI, VIA mergers involving other OEI subsidiaries,
               will acquire the stock of all or some of the entities other than the Company identified in the accompanying Addendum I (each an "OTHER FOUNDING COMPANY" and, collectively with the Company, the "FOUNDING COMPANIES") under agreements similar to this Agreement entered into among the Other Founding Companies, their stockholders, OEI and other subsidiaries of OEI (collectively, the "OTHER AGREEMENTS"); and

                       (iii) OEI will effect a public offering of shares of its
               common stock.

        The respective boards of directors of OEI, Newco and the Company have approved and adopted this Agreement to effect a transaction involving a transfer of the nature described in Section 351 of the Code.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:

                                           ARTICLE I

                                          DEFINITIONS

        Section 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this Section 1.01:

               "1998 AAA DISTRIBUTIONS" means distributions before the Closing of amounts which shall have accumulated in the Company's Accumulated Adjustment Account for all taxable periods beginning on or after January 1, 1998, and ending on or before the date of Closing.


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               "ACCUMULATED ADJUSTMENT ACCOUNT" means the accumulated adjustment account maintained by the Company under Section 1368(e)(1) of the Code and representing the undistributed retained earnings of the Company on which the Stockholders have paid U.S.federal income taxes.

               "AGREEMENT" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Addendum, Annexes and Exhibits, as each of them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

               "BUSINESS CORPORATION ACT" means the Texas Business Corporation Act.

               "BUY-SELL AGREEMENT" means the Agreement dated February 21, 1984, among the Company and the Stockholders.

               "CEILING AMOUNT" means $12,254,500.

               "CLOSING" has the meaning specified in Section 7.01(a).

               "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by OEI for the Closing, in which there shall be included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in Article VII.

               "COMPANY COMMON STOCK" means the common stock, par value $1 per share, of the Company.

               "COUNSEL FOR OEI AND NEWCO" means Porter & Hedges, L.L.P.

               "COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS" means Albert M. McCaig, Jr.

               "CURRENT BALANCE SHEET" means the audited balance sheet of the Company at December 31, 1997, which is included in the Initial Financial Statements.

               "CURRENT BALANCE SHEET DATE" means December 31, 1997.

               "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

               "DISCLOSURE STATEMENT" means the written statement executed by the Company and each of the Stockholders and delivered to OEI prior to the execution and delivery of this Agreement, in which either (a) exceptions are taken to each of certain of the representations and warranties made by the Company and the Stockholders in this Agreement or
        (b) it is confirmed that no exception is taken to that representation and warranty.


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               "INITIAL FINANCIAL STATEMENTS" means the audited balance sheets of the Company at December 31, 1997 and 1996 and the related audited statements of income, stockholders' equity and cash flows for each of the Company's three fiscal years in the three-year period ended December 31, 1997, together with the related audit report of Arthur Andersen LLP.

               "LIMITATION PERIOD" has the meaning specified in Section
        11.16(c).

               "MAJORITY STOCKHOLDERS" means any Stockholder or combination of Stockholders who at the date of this Agreement own shares of Company Common Stock representing more than two-thirds of the total number of shares of Company Common Stock outstanding at the date of this Agreement.

               "MERGER CONSIDERATION" has the meaning specified in Section 2.04.

               "NEW EMPLOYMENT AGREEMENTS" means the Employment Agreements entered into as of April 10, 1998, between the Company and John W. White, Kenneth W. Oliver, Kenneth W. Castlebury and Tommy L. Lynn, respectively.

               "NEWCO" means W-I Acquisition, Inc., a Texas corporation.

               "OEI" means OEI International, Inc., a Delaware corporation.

               "OEI ACQUISITION CANDIDATE" means any Entity engaged in the Practice of Engineering and which shall have been called on by any of the Company, OEI or a Subsidiary of the Company or OEI in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

               "PARTIES" means the parties to this Agreement.

               "PRO RATA SHARE" means for each Stockholder the fraction expressed as a percentage and set forth in Schedule 2.04, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Stockholder, as set forth in Schedule 2.04, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders, as set forth in Schedule 2.04.

               "RESPONSIBLE OFFICER" means either of Kenneth W. Castlebury or Tommy L. Lynn.

               "RESTRICTED STOCKHOLDER" has the meaning specified in Section 10.01.

               "SCHEDULED AGREEMENTS" means the agreements described in Schedule 4.11.

               "SHAREHOLDERS' AGREEMENT" means the Shareholders' Agreement dated February 21, 1984, among the Company and the Stockholders.


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               "SURVIVING CORPORATION" means the Company, which is to be
        designated in the Certificate of Merger as the surviving corporation of the Merger.

               "TERRITORY" has the meaning specified in Section 10.01(a).

               "THRESHOLD AMOUNT" means $326,800.

               "TRANSFERORS' AGREEMENT" means the Transferors' Agreement and Plan of Transfer entered into as of April 10, 1998, among OEI, the Stockholders and the other Persons party thereto.

               "TRANSFER TAXES" has the meaning specified in Section 11.07.

               "UNIFORM PROVISIONS" means the Uniform Provisions for the Acquisition of Founding Companies attached as Annex 1 to this Agreement.

        Section 1.02 DEFINITIONS IN UNIFORM PROVISIONS. Capitalized terms used in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statements or in Article I of the Uniform Provisions (the text of which is by this reference incorporated in this Agreement), as the case may be.

                                          ARTICLE II

                                THE MERGER AND RELATED MATTERS

        Section 2.01 CERTIFICATE OF MERGER. On the terms and subject to the conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of Texas.

        Section 2.02 THE EFFECTIVE TIME. The effective time of the Merger (the "EFFECTIVE TIME") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., eastern time, on the IPO Closing Date.

        Section 2.03 CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the Business Corporation Act, (b) Newco will cease to exist as a separate legal entity, (c) the certificate or articles of incorporation of the Company will be amended to change its authorized capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, and the bylaws of the Company will be amended to delete Section 6.05 therefrom, (d) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the Business Corporation Act, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of Texas, (e) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's certificate or articles of


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incorporation and bylaws specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) applicable law, in the case of the certificate or articles of incorporation or (ii) their terms, in the case of the bylaws) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the Persons named in Schedule 2.03, who will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of Texas and the Charter Documents of the Surviving Corporation, and (g) the officers of the Surviving Corporation immediately following the Merger will be as set forth in Schedule 2.03, and each of the Persons so designated in Schedule
2.03 will serve in each office specified for that Person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until his or her successor is duly elected to, and, if necessary, qualified for, that office.

        Section 2.04 EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

               (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, the amount of cash and the number of whole and fractional shares of OEI Common Stock set forth or determined as provided in Schedule 2.04 (the "MERGER CONSIDERATION"), (ii) cease to be outstanding and to exist, and (iii) be canceled and retired;

               (b) each share of Company Common Stock held in the treasury of the Company or by any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

               (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06.

        Section 2.05   DELIVERY, EXCHANGE AND PAYMENT.

               (a) At or after the Effective Time: (i) each Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of his certificates to OEI (or any agent which may be appointed by OEI for purposes of this Section 2.05), receive, and OEI will pay and issue to each Stockholder, in each case subject to the provisions of Section 2.06, the Merger Consideration; and (ii) until any certificate


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        representing Company Common Stock has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of OEI Common Stock included in the Merger Consideration payable in respect of that certificate pursuant to Section 2.04. All shares of OEI Common Stock issuable in the Merger will be deemed for all purposes to have been issued by OEI at the Effective Time. All cash included in the Merger Consideration shall be paid by OEI's company checks, certified or official bank checks, or wire transfers, at OEI's option. In the case of wire transfers, the transfers shall be to accounts designated by the respective Stockholders at least five Business Days before the IPO Closing Date.

               (b) Each Stockholder will deliver to OEI (or any agent that may be appointed by OEI for purposes of this Section 2.05), on or before the IPO Closing Date, the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. In the event this Agreement is terminated pursuant to
        Article XII prior to the Effective Time, OEI or its agent will return all such certificates and other documents to the Stockholders. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by him.

               (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to OEI Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of OEI Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, OEI will cause to be paid, to the Person in whose name the certificates representing such shares of OEI Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of OEI Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, OEI will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of OEI Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

        Section 2.06 FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no fractional shares of OEI Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of OEI Common Stock but for this Section 2.06 will instead be entitled to


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receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to that Person's fractional interest in a share of OEI Common Stock multiplied by $12.

                                          ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

        Section 3.01 BY EACH STOCKHOLDER. Each Stockholder, severally as to himself or herself only, represents and warrants to OEI that all the following representations and warranties in this Article III are true and correct:

               (a) (i) the Stockholder will be acquiring the shares of OEI Common Stock to be issued to him pursuant to Section 2.04 solely for the Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution; (ii) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of OEI Common Stock other than this Agreement, the Transferors' Agreement and the Registration Rights Agreement; (iii) unless otherwise specified on Schedule 3.01, the Stockholder is an "accredited investor" as defined in Securities Act Rule 501 (a); (iv) the Stockholder (A) is able to bear the economic risk of an investment in the OEI Common Stock to be acquired by him pursuant to this Agreement, (B) can afford to sustain a total loss of that investment,
        (C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the OEI Common Stock, (D) has had an adequate opportunity to ask questions and receive answers from the officers of OEI concerning any and all matters relating to the transactions contemplated by this Agreement, including the background and experience of the current and proposed officers and directors of OEI, the plans for the operations of the business of OEI, the business, operations and financial condition of the Other Founding Companies and any plans of OEI for additional acquisitions, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to his satisfaction; and

               (b) the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.


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                                          ARTICLE IV

                               REPRESENTATIONS AND WARRANTIES OF
                               THE COMPANY AND THE STOCKHOLDERS

        Section 4.01 BY THE COMPANY AND EACH STOCKHOLDER. The Company and each Stockholder jointly and severally represent and warrant to, and agree with, OEI that all the following representations and warranties in this Article IV are true and correct:

               (a) the Organization State of the Company is the State of Texas, and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of that State and (ii) has the corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted;

               (b) the authorized Capital Stock of the Company is comprised of 100,000 shares of Company Common Stock, of which 12,000 shares have been issued and are now outstanding and no shares are held by the Company as treasury shares, and no outstanding Derivative Securities of the Company exist;

               (c) the Company (i) has made, and there is now in effect, an election with the IRS to be taxed as a Subchapter S corporation within the meaning of Section 1361 of the Code, (ii) at all times since January 20, 1984, the date of the Company's election to be treated as an S corporation, has qualified as an S corporation within the meaning of
        Section 1361(a) of the Code, (iii) owns no assets the disposition of which would cause the Company to have a net recognized built-in gain within the meaning of Section 1374 of the Code, (iv) has had no item of income that has not been taken into account by the Company and that would be treated as a recognized built-in gain under Section 1374(d)(5) of the Code, and (v) will not be liable for any federal, state, city or local Taxes as a result of the Merger; and

               (d) the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are agreed to.

                                           ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF OEI AND NEWCO

        Section 5.01 BY OEI AND NEWCO. OEI and Newco jointly and severally represent and warrant to the Company and each Stockholder that all the following representations and warranties in this Article V are true and correct: (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (b) no Derivative Securities of Newco are outstanding, (c) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger,


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and (d) the representations and warranties contained in Article V of the Uniform
Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct.

                                          ARTICLE VI

                           COVENANTS EXTENDING TO THE EFFECTIVE TIME

        Section 6.01 OF EACH PARTY. Until the Effective Time, subject to the waiver provisions of Section 11.05, each Party will comply with each covenant for which provision is made in Article VI of the Uniform Provisions (the text of which Article VI is hereby incorporated herein by this reference) to be performed or observed by that Party.

                                          ARTICLE VII

                    THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

        Section 7.01   THE CLOSING AND CERTAIN CONDITIONS.

               (a) THE CLOSING. On or before the IPO Pricing Date, the Parties will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Business Corporation Act,
        (A) the execution of a Certificate of Merger meeting the requirements of the Business Corporation Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate of Merger with the Secretary of State of the State of Texas), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.05, and (iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "CLOSING"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as OEI shall specify by written notice to John W. White. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section
        2.05. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01 (b)(i).

               (b) CERTAIN CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders with respect to the actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of all the conditions set forth in


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        Sections 7.02(a) and 7.03. The obligations of the Stockholders with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) the Transferors' Agreement and each of the New Employment Agreements then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.03.

               (c) CERTAIN CONDITIONS TO THE OBLIGATIONS OF OEI AND NEWCO. The obligations of OEI and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of the following conditions: (i) the Company shall have delivered to OEI a copy of the articles or certificate of incorporation, as amended to the date of the Closing and certified by the Secretary of State of the State of Texas as of a Current Date, of the Company; and (ii) all the conditions set forth in Sections 7.02(a) and 7.04(a).

               (d) CERTAIN CONDITIONS TO BE MET BY IPO CLOSING DATE. The obligations of OEI and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) the New Employment Agreements then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.04(b).

               (e) INCORPORATION OF ARTICLE VII OF UNIFORM PROVISIONS. The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                         ARTICLE VIII

                            COVENANTS FOLLOWING THE EFFECTIVE TIME

        Section 8.01 OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each Party (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that Party.

                                          ARTICLE IX

                                        INDEMNIFICATION

        Section 9.01 INDEMNIFICATION RIGHTS AND OBLIGATIONS. The text of Article IX of the Uniform Provisions hereby is incorporated herein by this reference.


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                                           ARTICLE X

                                  LIMITATIONS ON COMPETITION

        Section 10.01. PROHIBITED ACTIVITIES. Each Stockholder identified on
Schedule 10.01 (each a "Restricted Stockholder") and, in the case of paragraphs
(b) and (d) below of this Section 10.01, each Stockholder, severally agrees that he will not during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

               (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business engaged in the Practice of Engineering in competition with the Company, any Company Subsidiary or OEI or any Subsidiary of OEI (OEI and its Subsidiaries collectively being called "OEI" for purposes of this
        Article X) within any territory surrounding any office or facility (each a "facility") in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be: (i) the city, town or village in which the facility is located, (ii) the county or parish in which the facility is located, (iii) the counties or parishes contiguous to the county or parish in which the facility is located, and (iv) the area located within 100 miles of the facility, all of such locations being herein collectively called the "TERRITORY");

               (b) call on any natural Person who is at that time employed by the Company, any Company Subsidiary or OEI with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or OEI, provided that a Stockholder may call on and hire any of his Immediate Family Members;

               (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or OEI within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or OEI within the Territory and (ii) with the knowledge of the customer relationship; or

               (d) call on any OEI Acquisition Candidate, with the knowledge of that Person's status as an OEI Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than OEI.

Notwithstanding the foregoing, any Restricted Stockholder may own and hold as a passive investment up to 1% of a class of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is publicly traded.

           Section 10.02. DAMAGES. Because of the difficulty of measuring economic losses to OEI as a result of any breach by a Restricted Stockholder or any other Stockholder of his covenants in


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Section 10.01, and because of the immediate and irreparable damage that could be caused to OEI for which it would have no other adequate remedy, each Restricted Stockholder (and, in the case of paragraphs (b) and (d) of Section 10.1, each Stockholder) agrees that OEI may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Restricted Stockholder or Stockholder, as the case may be, if he breaches any of those provisions.

        Section 10.03. REASONABLE RESTRAINT. The Parties each agree that Sections 10.01 and 10.02 impose a reasonable restraint on the Restricted Stockholder or Stockholders, as the case may be, in light of the activities and business of OEI on the date hereof, the current business plans of OEI and the investment by each Stockholder in OEI as a result of the Merger.

        Section 10.04. SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Restricted Stockholder or Stockholder, as the case may be, the Parties, including the Restricted Stockholder or Stockholder in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Restricted Stockholder or Stockholder, as the case may be, and any other Restricted Stockholder or Stockholder, as the case may be, similarly situated.

        Section 10.05. INDEPENDENT COVENANT. All the covenants in this Article X are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Restricted Stockholder or Stockholder against OEI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by OEI of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Restricted Stockholder and Stockholder by excluding from that computation any time during which the Restricted Stockholder or Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

        Section 10.06. MATERIALITY. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                          ARTICLE XI

                                      GENERAL PROVISIONS

        Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. Each Party will comply with each covenant for which provision is made in Section 11.01 of the Uniform Provisions (the text of which Section hereby is incorporated herein by this reference) to be performed or observed by that Party.

        Section 11.02. RESTRICTIONS ON TRANSFERS OF OEI COMMON STOCK.

               (a) During the two-year period ending on the second anniversary of the IPO Closing Date (the "RESTRICTED PERIOD"), no Stockholder voluntarily will: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of OEI Common Stock received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any such shares of OEI Common Stock, in whole or in part, and OEI will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of OEI Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of OEI Common Stock acquired pursuant to Section 2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); PROVIDED, HOWEVER, that this Section 11.02 shall not restrict any transfer of OEI Common Stock acquired by a Stockholder pursuant to
        Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section
        11.02. The certificates evidencing the OEI Common Stock delivered to each Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as OEI may deem necessary or appropriate:

               EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON [DATE THAT IS THE SECOND ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

               (b) Each Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of OEI Common Stock to be delivered to him pursuant to Section 2.04 (A) have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by him without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of OEI Common Stock, and (ii) covenants that none of the shares of OEI Common Stock issued to him pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of OEI Common Stock issued pursuant to Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

        In addition, certificates evidencing shares of OEI Common Stock issued to each Stockholder pursuant to Section 2.04 will bear any legend required by (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 11.02(a).

        Section 11.03. BROKERS AND AGENTS. The Stockholders jointly and severally represent and warrant to OEI that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify OEI against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

        Section 11.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties, the successors of OEI, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of the trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX, or as otherwise provided expressly herein or therein.

        Section 11.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Majority Stockholders, the Company and OEI. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

        Section 11.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

        Section 11.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) OEI will pay the fees, expenses and disbursements of OEI and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by OEI and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) the Company may pay any fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date, up to a maximum of $40,000 in the aggregate, and (c) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "TRANSFER TAXES") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements in excess of $40,000 in the aggregate of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company, OEI or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to the Stockholder pursuant to Article II.

        Section 11.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below (or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

                       (i)   if to OEI or Newco, addressed to it at:

                             OEI International, Inc.
                             2727 North Loop West, Suite 400
                             Houston, Texas 77009
                             Attn.: Michael L. Burrow,
                                    Chief Executive Officer
                             Telecopy No.: (713) 880-6300

               with copies (which shall not constitute notice for purposes of this Agreement) to:

                             Porter & Hedges, L.L.P.
                             700 Louisiana, 35th Floor
                             Houston, Texas 77002-2764
                             Attn:  James M. Harbison, Jr.
                             Telecopy No.: (713) 226-1331

                       (ii) if to the Stockholders, addressed to them at their
               respective addresses set forth in Schedule 2.04; and

                       (iii) if to the Company, addressed to it at:

                             W-Industries, Inc.
                             11500 Charter Road
                             Houston, Texas 77041
                             Attn:  Tommy L. Lynn
                             Telecopy No.:  (713) 466-8671

               with copies (which shall not constitute notice for purposes of this Agreement) to:

                             Albert M. McCaig, Jr.
                             1210 Saunders
                             Waller, Texas 77484
                             Telecopy No.:  (409) 372-5581

        SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF: PROVIDED, HOWEVER, THAT: (a) ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF AND (b) MATTERS PERTAINING SOLELY TO THE LEGALITY AND EFFECTUATION OF THE MERGER SHALL BE GOVERNED BY THE BUSINESS CORPORATION ACT.

        Section 11.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

        Section 11.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

        Section 11.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        Section 11.13. REMEDIES CUMULATIVE. Except as otherwise provided in
Section 9.06, no right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

        Section 11.14. RESPECTING THE IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither OEI or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that OEI will use its reasonable best efforts to cause the Registration Statement to become effective prior to October 31, 1998) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to OEI or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders with respect to any disclosure contained in the Registration Statement.

        Section 11.15. CONSENTS.

               (a) The Stockholders, as the owners and holders of all the Capital Stock of the Company, hereby consent to and approve the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 5.03 and 9.10 of the Business Corporation Act.

               (b) OEI hereby consents to and approves the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 5.03 and
        9.10 of the Business Corporation Act.

        Section 11.16. SUSPENSION AND TERMINATION OF SHAREHOLDERS' AGREEMENT. The outstanding shares of the Company Common Stock are subject to Section 6.05 of the Company's bylaws and to the Shareholders' Agreement which provide, INTER ALIA, options to purchase and to sell shares of the Company Common Stock upon the occurrence of certain events specified therein and to the Buy-Sell Agreement which obligates the Company to buy, and the Stockholders to sell, shares of the Company Common Stock upon the death of a Stockholder and restricts the ability of the Stockholders to transfer shares of the Company Common Stock. The Company and the Stockholders agree that:

               (a) at the Effective Time, (i) the bylaws of the Company shall be amended as set forth in Section 2.03(c) and (ii) the Shareholders' Agreement and the Buy-Sell Agreement shall be terminated without any further action on the part of any party thereto;

               (b) the execution and delivery of this Agreement by the Company and the Stockholders shall not be affected by, or constitute a breach of or default under, Section 6.05 of the bylaws of the Company, the Shareholders Agreement or the Buy-Sell Agreement;

               (c) if at the date hereof there has began to run, or if after the date hereof and prior to the Effective Time there shall begin to run, any period of time (herein called a "LIMITATION PERIOD") within which any party bound by or entitled to the benefits of, or whose shares of the Common Stock are subject to, Section 6.05 of the bylaws of the Company, the Shareholders' Agreement or the Buy-Sell Agreement must, under the terms thereof, give any notice, offer such shares for sale, accept any offer to purchase any such shares, purchase shares, make any election or take any other action in order to preserve or maintain any right or benefit of such party, then such Limitation Period shall cease to run and shall be tolled as of the date of this Agreement, or, in the case of any Limitation Period beginning after the date hereof, shall not begin to run, unless and until such Limitation Period shall be resumed and reinstated as provided in the following Section 11.16(e);

               (d) so long as any Limitation Period is tolled pursuant to
        Section 11.16(c), neither the Company nor the Stockholders may exercise any right or option such party would otherwise have under Section 6.05 of the Company's bylaws, the Shareholders' Agreement or the Buy-Sell Agreement but for the provisions of this Section 11.16; and

               (e) if this Agreement is terminated pursuant to Article XII, then as of the close of business on the date this Agreement is so terminated, the provisions of this Section 11.16 shall terminate and any Limitation Period shall resume and be reinstated or shall commence, as the case may be, ten days following such termination, and promptly thereafter, the Company shall notify each of the parties to the Stockholders that the provisions of this Section 11.16 have terminated.

By their execution and delivery of this Agreement, (i) the directors of the Company hereby amend the provisions of Article Six of the bylaws of the Company to conform to the provisions of this Section 11.16, and the Stockholders hereby ratify, confirm and approve such action by the directors of the Company and (ii) the Company and the Stockholders hereby amend the Shareholders Agreement and the Buy-Sell Agreement as set forth in this Section 11.16.

        Section 11.17. INDEBTEDNESS TO STOCKHOLDERS. In the event that, during the period commencing December 31, 1997, and ending at the Effective Time, the Company does not repay advances made from time to time by the Stockholders in the aggregate amount of $5,438,546, then, promptly after the Effective Time, OEI will cause the Company to repay those advances.

                                          ARTICLE XII

                                          TERMINATION

        Section 12.01. TERMINATION OF THIS AGREEMENT.

               (a) This Agreement may be terminated at any time prior to the Closing solely:

                        (i) by the mutual written consent of OEI and the
                Company;

                       (ii) by the Majority Stockholders or the Company, on the
               one hand, or by OEI, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by October 31, 1998, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date;

                       (iii) by the Majority Stockholders or the Company, on the
               one hand, or by OEI, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

                       (iv) by OEI if it is entitled to do so as provided in
               Section 6.07;

               (b) This Agreement may be terminated after the Closing solely:

                       (i) by OEI or the Company if the Underwriting Agreement
               is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                       (ii) automatically and without action on the part of any
               party hereto if the IPO is not consummated within 15 Business Days after the date of the Closing.

               (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section 12.01 after the Certificate of Merger has been filed with the Secretary of State of the State of Texas, but before the IPO has been consummated, OEI will take all actions that Counsel for the Company and the Stockholders advises OEI are required by the applicable laws of the State of Texas to rescind the Merger.

        Section 12.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 11.07, (b) to the extent that such liability is based on the breach of that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                             OEI INTERNATIONAL, INC.

                             By:  /s/  MICHAEL L. BURROW
                                     Michael L. Burrow, Chief Executive Officer

                             W-I ACQUISITION, INC.

                             By:  /s/  MICHAEL L. BURROW
                                     Michael L. Burrow, President

                             W-INDUSTRIES, INC.

                             By: /s/ JOHN W. WHITE
                                    John W. White, President

                             STOCKHOLDERS:

                                 /s/ JOHN W. WHITE
                                     John W. White

                                 /s/ WALTER R. WOOTEN
                                     Walter R. Wooten

                                 /s/  KENNETH W. OLIVER
                                      Kenneth W. Oliver

                                 /s/  KENNETH W. CASTLEBURY
                                      Kenneth W. Castlebury

                                 /s/  TOMMY L. LYNN
                                      Tommy L. Lynn

                                   ADDENDUM 1
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

        (2)    The Founding Companies are:

                       Chemical & Industrial Engineering, Inc.
                       Gulsby Engineering, Inc.
                       Paulus, Sokolowski and Sortor, Inc.
                       Petrocon Engineering, Inc.
                       W-Industries, Inc.

                                  SCHEDULE 2.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as therein defined.

        (2) The directors of the Surviving Corporation immediately after the Effective Time are as follows:

                       Tommy L. Lynn
                       Gary J. Coury
                       Rick Berry

        (3) The officers of the Surviving Corporation immediately following the Effective Time are as follows:

               President                     John W. White
               Vice President                Kenneth W. Oliver
               Vice President                Tommy L. Lynn
               Vice President, Secretary
                       and Treasurer         Kenneth W. Castlebury
               Vice President                Gary J. Coury
               Vice President                Rick Berry
               Assistant Secretary           Robert W. Raiford

                                  SCHEDULE 2.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as therein defined.

        (2) The name and address of each Stockholder are as follows:

                     NAME                       ADDRESS
                     ----                       -------
Stockholders:

        Walter R. Wooten                        Rt. 2 Box 374C
                                                Waller, Texas 77484

        John W. White                           8831 Kennet Valley
                                                Spring, Texas  77379

        Kenneth W. Castlebury                   17811 Tall Cypress
                                                Spring, Texas 77388

        Tommy L. Lynn                           17215 Silver Thorne
                                                Spring, Texas  77379

        Kenneth W. Oliver                       15719 Cascading Brookway
                                                Cypress, Texas  77429

        (3) The aggregate Merger Consideration shall be comprised of (i) cash in an amount equal to the difference between $4,901,814 and the amount, if any, by which the amount of the 1998 AAA Distributions exceeds 40% of the amount in the Accumulated Adjustment Account in respect of earnings of the Company during the period commencing January 1, 1998, and ending on the IPO Closing Date and (ii) 953,129 shares of OEI Common Stock which shall be allocated to the Stockholders PRO RATA in accordance with their respective Pro Rata Shares as follows:

                                              SHARES OF PRE-MERGER    PRO RATA
                   NAME                       COMPANY COMMON STOCK     SHARE
                   ----                       --------------------     -----
Stockholders:

        Walter R. Wooten                             4,200           35.000%
        John W. White                                4,200           35.000%
        Kenneth W. Castlebury                        1,200           10.000%
        Tommy L. Lynn                                1,200           10.000%
        Kenneth W. Oliver                            1,200           10.000%
                                                    ------          -------
               TOTAL                                12,000          100.000%

                                  SCHEDULE 3.01
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

        (2) Each Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a).

                                  SCHEDULE 3.02
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as therein defined.

        (2) The following table sets forth the ownership of the Company's Capital Stock:

NAME                           CLASS                    NUMBER OF SHARES OWNED
----                           -----                    ----------------------
Walter R. Wooten               Common                          4,200
John W. White                  Common                          4,200
Kenneth W. Castlebury          Common                          1,200
Tommy L. Lynn                  Common                          1,200
Kenneth W. Oliver              Common                          1,200

        (3) No exception is taken to the representations and warranties made in
Section 3.02 of the captioned Agreement.

                                  SCHEDULE 3.07
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as therein defined.

        (2) The Stockholder is, alone or with one or more other Persons, the controlling Affiliate of the following Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that is (a) engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three year period ending on the date of the captioned Agreement, engaged in any transaction with the Company or any Company Subsidiary except for (i) transactions in the ordinary course of business of the Company or that Company Subsidiary and (ii) any single transaction (or series of related transactions) involving property or services having a value, or the payment of money, of less than $10,000:

                                             None

                                  SCHEDULE 4.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as therein defined.

        (2) The following Related Party Agreements will be permitted to continue in effect past the date of the Closing in accordance with their terms, subject to the following provisions of this Schedule:

                                 The New Employment Agreements

                                  SCHEDULE 6.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.03 are used herein as therein defined.

        (2) The Company may deviate from the restrictions in Section 6.03 with the consent in writing of OEI.

                                  SCHEDULE 6.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.04 are used herein as therein defined.

        (2) The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

               The Company will be permitted to distribute to the Stockholders before the IPO Closing Date the previously undistributed portion of the balance in the Company's Accumulated Adjustment Account as of the IPO Closing Date attributable to earnings of the Company for all taxable periods ended on or before that date. In accordance with the provisions of Schedule 2.04, the Cash Consideration shall be reduced by an amount by which (i) 1998 AAA Distributions exceed (ii) an amount equal to 40% of the amounts accumulated in the Accumulated Adjustment Account in respect of earnings of the Company for the period beginning on January 1, 1998 and ending on the IPO Closing Date.

                                  SCHEDULE 6.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.11 are used herein as therein defined.

        (2) The Company will make all arrangements and take all such actions as are necessary and satisfactory to OEI to dispose, prior to the Effective Time, of the following assets in the manner indicated below:

                                             None

                                  SCHEDULE 8.05
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.05 are used herein as therein defined.

        (2) At or within 10 days following the Effective Time, OEI will cause the following Stockholder Guarantees to be terminated:

                                             None

                                 SCHEDULE 10.01
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              W-I Acquisition, Inc.
                               W-Industries, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 10.01 are used herein as therein defined.

        (2) Each of the Stockholders identified below is a Restricted Stockholder and subject to all the restrictions set forth in Section 10.01 of the captioned Agreement.

                                       Walter R. Wooten